UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEI INSTITUTIONAL MANAGED TRUST SEI INSTITUTIONAL INTERNATIONAL TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT REMINDER

SEI FUNDS

January 15, 2016

Dear Valued Shareholder:

We need your help. Due to lack of shareholder participation, the special meeting of shareholders of SEI Funds, originally scheduled for January 15, 2015, has been adjourned to February 12, 2016 with respect to certain SEI Funds. Specifically, the meeting was adjourned for all proposals with respect to each series of SEI Institutional Managed Trust and SEI Institutional International Trust. As of the date of this letter, our records indicate that we have not yet received your important proxy vote.

Although the response of our shareholders who have voted has been positive, we need your favorable vote in order to pass these important proposals. It is critical that your proxy vote is received before February 12, 2016. Failure to secure sufficient votes for the items on the agenda will result in additional costly solicitation efforts and could delay the important business of the Funds. Please help us by casting your vote today.

Please take a minute to let your voice be heard.

To place your vote quickly and easily, please call the Fund’s proxy solicitor (Broadridge Financial Solutions) at 1-855-601-2248 between Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern Time and a proxy voting specialist will gladly answer any questions you may have and assist you in placing your vote over the phone. You may also cast your vote pursuant to the other methods listed below.

It should only take a few minutes of your time!

You may have more than one proxy included in your packet because you have multiple registrations and/or positions. Please be sure to vote all proxies in your packet.

If you need another copy of the proxy statement or have any proxy-related questions, please call 1-855-601-2248 for assistance. I thank you in advance for your help with this urgent matter.

Sincerely,
/s/ Robert A. Nesher
Robert A. Nesher
President and Chief Executive Officer

          Vote by Touch-Tone Phone. You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you should have received previously.

          Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on your proxy ballot(s) and following the instructions on the website.

              Vote by Mail. You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage-prepaid return envelope that was previously provided to you.

Please utilize one of the above voting options so that your vote will be received BEFORE February 12, 2016.